UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 30, 2007

MATERIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	33-23617 (Commission File Number)	95-4622822 (I.R.S. Employer Identification No.)

11661 San Vicente Boulevard, Suite 707 Los Angeles, California 90049 (Address of principal executive offices) (zip code)

(310) 208-5589 (Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Item 1.01   Entry into a Material Definitive Agreement

          On April 30, 2007, we entered into an Agreement and Plan of Acquisition (the “Agreement”) with UTEK CORPORATION,  a Delaware corporation (“UTEK”), pursuant to which all of the issued and outstanding shares of Damage Assessment Technologies, Inc. a Florida corporation (“DATI”), which is wholly owned by UTEK , are acquired by the Company which, by law, includes the acquisition of the License Agreement between DATI and South Carolina Research Foundation.

Item 2.01  Completion of Acquisition or Disposition of Assets

          Effective April 30, 2007, we completed the above described transaction acquiring 100% of the issued and outstanding stock of DATI.  At the time of the acquisition DATI assets included $250,000 in cash and licensing rights contained within the above referenced License Agreement.  There was and is no material relationship between the Company and DATI or our officers, directors or shareholders prior to or pending with respect to this Agreement.

EXHIBITS

10.1     Agreement and Plan of Acquisition Agreement among UTEK and DATI

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 30, 2007

                                                                                    Material Technologies, Inc.,
                                                                                    a Delaware corporation

                                                                                    By:_/s/ Robert M. Bernstein____________
                                                                                          Robert M. Bernstein,
                                                                                          Chief Executive Officer